Exhibit 10.1

FIRST AMENDMENT OF LEASE

This First Amendment of Lease (this “Amendment”) is made and entered into on this the 10 day of November, 2017, by and between Pearland Economic Development Corporation (“Landlord”) and Cardiovascular Systems, Inc., (“Tenant”).

RECITALS

A.Whereas, Landlord and Tenant entered into that certain Lease dated September 4, 2009 (the “Lease”) relating to approximately 46,000 square feet of floor area on the Leased Premises located at 14740 Kirby Drive, in Pearland, Harris County, Texas; and

B. Whereas, pursuant to the Lease, Tenant’s First Expansion Option and Second Expansion Option have expired and Tenant’s Expansion Options under the Lease have therefore been waived; and

C.Whereas, Landlord may have the opportunity to sell a portion of the Leased Premises that comprises a portion of the First Expansion Option Land as more accurately depicted on Exhibit A attached hereto (the “Adjacent Property”); and

D. Whereas, in exchange for Tenant’s willingness to remove the Adjacent Property from the Leased Premises, Landlord is willing to use proceeds from the sale of the Adjacent Property to construct no fewer than thirty (30) additional parking improvements on the Leased Premises in accordance with Exhibit B attached hereto to exclusively serve Tenant (the “Parking Improvements”); and

E.    Landlord and Tenant now desire to amend certain terms of the Lease for the consideration and upon the terms and conditions hereinafter expressed.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, Landlord and Tenant hereby amend the Lease as follows:

1.	Recitals. The Recitals are hereby incorporated herein by reference. Capitalized terms used herein shall have the meanings given to them in the Lease unless otherwise defined herein.

2.
Sec. 1 Leased Premises. The Leased Premises shall be redefined as: (i) the tract of land in Pearland, Texas (the “Land”), more particularly depicted on Exhibit A attached hereto, together with any and all easements, rights and appurtenances appertaining to same, and (ii) that certain building (the “Building”) previously constructed by Landlord and containing approximately 46,000 square feet. For greater certainty, Landlord and Tenant agree that the term “Leased Premises” shall include, but not be limited to, the Improvements.

3.	Sec. 51 Purchase Option. Tenant’s Purchase Option set forth in Section 51 of the Lease shall only apply to the redefined Leased Premised depicted on Exhibit A attached hereto.

4.
Sec. 54 Tenant’s Right of First Refusal. Tenant’s right of first refusal set forth in Section 54 of the Lease shall only apply to those portions of the First Expansion Option Land not included in the Adjacent Property as depicted on Exhibit A attached hereto.

5.	Parking Improvements – Landlord, at its sole cost and expense, shall construct the Parking Improvements on the Leased Premises. Landlord shall commence construction of the

Exhibit 10.1

Parking Improvements within one hundred eighty (180) days following Landlord’s sale of the Adjacent Property and complete the Parking Improvements no later than two hundred forty (240) days after commencement of construction. If Landlord fails to commence or complete the Parking Improvements within the applicable timeframes, then Tenant, in addition to all rights and remedies available under the Lease upon Landlord’s default, shall have the rights set forth in Section 55 of the Lease.

6.
Platting – Prior to Landlord’s sale of the Adjacent Property, Landlord shall replat the Leased Premises and the Adjacent Property in accordance with City of Pearland platting requirements, including the dedication of all necessary easements. Tenant agrees cooperate with Landlord to effectuate the replatting of Landlord’s Property to carry out the terms of this Lease Amendment, and no required approvals from Tenant shall be unreasonably withheld; provided, however, in no event shall the replat adversely affect (a) Tenant’s ability to access the Leased Premises or (b) Tenant’s business operations at the Leased Premises.

7.
Contingency – The terms of this Lease Amendment shall be contingent upon Landlord’s closing on the sale of the Adjacent Property on or before June 1, 2018. Landlord shall provide to Tenant written notice of the closing of such sale within five (5) days of the closing date. If such closing does not occur on or before June 1, 2018, then this Amendment shall be null and void. Notwithstanding the foregoing, Landlord’s obligations to make the Building Repairs, as defined in Section 8 herein, shall not be contingent on the sale of the Adjacent Property and shall survive any termination of this Amendment.

8.
Building Repairs – Landlord, at its sole cost and expense, shall have all repairs completed as presented in Exhibit C by February 28, 2018 (the “Building Repairs”). If Landlord fails to complete the Building Repairs by February 28, 2018, then Tenant, in addition to all rights and remedies available under the Lease upon Landlord’s default, shall have the rights set forth in Section 55 of the Lease.

9.
Building Finish Floor:  The parties acknowledge that certain cracks exist in the finish floor of the Building.   Tenant will hire a structural engineer to monitor the finish floor annually. If the engineering assessment, utilizing L/360 guidelines, discloses any movement or deflection of the Finish Floor the Tenant will present its findings to the Landlord and the parties will work on corrective measure to ensure there is no adverse affect on Tenant’s ability to use and operate the Leased Premises. If Landlord and Tenant are unable to come to an agreement, then Tenant, in addition to all rights and remedies available under the Lease, shall have the rights set forth in Section 55 of the Lease.

10.	Section 49 Renewal Options –

a.
The first paragraph of Section 49 shall be amended to read as follows: “Tenant shall have, and is hereby granted, the options (the “Renewal Options”) to extend the Term of this Lease Agreement for three (3) consecutive additional periods (as applicable, the “Extended Term”). The first Extended Term shall be for a period of one (1) year and shall only be available to Tenant following the initial Term of this Lease Agreement. The second and third Extended Terms shall be for a period of five (5) years each, and shall be available to Tenant following the first Extended Term. If, at the conclusion of the initial Term, Tenant elects to waive Tenant’s right to the first Extended Term of one (1) year, Tenant shall have the option to transition directly into the second Extended Term of five (years). Each of the Extended Terms shall be subject to the following terms, conditions and provisions:

Exhibit 10.1

b.	The terms of Section 49 B of the Lease Agreement shall continue to apply to the Renewal Options, except that the Annual Base Rent for the first Extended Term shall be $10.00 per square foot.

10.    Balance of Terms. Except as set forth in this Amendment, the terms and conditions of the Lease are hereby ratified and affirmed, and remain unchanged and in full force and effect.

11.    Counterparts. This Amendment may be executed in counterparts, each of which when taken together shall be deemed an original, but all of which shall be deemed for all purposes one and the same instrument. Counterpart signatures may be transmitted by facsimile and such fax signatures will be of full force and effect as if such signatures were originals.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year set forth above.

TENANT:            CARDIOVASCULULAR SYTEMS, INC.

By:     /s/ John Hastings
Name:    John Hastings
Title:    VP Manufacturing & Operations

LANDLORD:            PEARLAND ECONOMIC DEVELOPMENT CORPORATION

By:     /s/ Matt Buchanan
Name:    Matt Buchanan
Title:    President

Exhibit 10.1

EXHIBIT A

Leased Premises

Exhibit 10.1

EXHIBIT B

Parking Improvements

Exhibit 10.1

EXHIBIT C

List of Building Repairs

Exhibit 10.1

Repair List for Project Heartbeat
3-12-16 Revised 7-17-17

Item 1 Crack repair / repaint in NE corner
Item 2 Adjust door to close
Item 3 Recaulk exterior window / patch stud wall
Item 4 Recaulk exterior window / patch stud wall
Item 5 Inspect Windows ( may be slanted inwards) reset snap caps ?
Item 6 Crack repair / repaint in NE corner
Item 7 Reset the rubber base to fit floor
Item 8 Install control joint / repaint / reset rubber base
Item 9 Crack repair / repaint
Item 10 Concrete pour joint reset caulk
Item 11 Crack repair above door repaint
Item 12 Crack repair / repaint in corner of lobby
Item 13 Crack Repair / repaint in both corners (Move Furniture by Owner)
Item 14 Reset base / crack repair repaint
Item 15 Crack repair repaint
Item 16 Crack repair repaint
Item 17 Crack repair repaint above door
Item 18 Crack repair repaint
Item 19 Crack repair repaint
Item 20 Crack repair repaint
Item 21 Crack repair repaint
Item 22 Crack repair repaint
Item 23 Crack repair repaint
Item 24 Crack repair repaint
Item 25 Install New drywall control joint
Item 26 Crack repair repaint
Item 27 Crack repair repaint
Item 28 Crack repair repaint
Item 29 Crack repair repaint
Item 30 Crack repair repaint
Item 31 Reset door frame / patch repaint
Item 32 Crack repair repaint
Item 33 Patch / repaint
Item 34 Investigate doors
Item 35 Crack repair both sides of wall (also in Clean Room)
Item 36 Install an angle at the exterior wall by the door.
Item 37 Repair grout on floor
Item 38 Repair grout at Women's Restroom Floor
Item 39 Repair grout at Men's Restroom Floor
Item 40 Reinstall Rubber base
Item 41 Crack repair / Repaint on both sides of door
Item 42 Repair crack in corner repaint NE corner
Item 43 Cut hole - Investigate leak Possibly leaking from window sill
Item 44 Crack in corner - Patch and Paint or install angle
Item 45 Crack above the door Patch and Repaint
Item 46 Repair Crack / repaint

Exterior Repair List

Item 47 South Loading dock - Sand and Epoxy Paint the Hand Rail Anchor Bolts
Item 48 South Loading dock - Grind Patch and Repair cracks in the loading dock retaining walls
Item 49 North Side of Building - Connect Three Roof drains to the Existing Underground Storm Sewer System.
Item 50 All Sides of Existing Building - CSI 360 to adjust Landscape Irrigation system to keep Landscape areas from becoming oversaturated.

Exhibit 10.1